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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549




                                    FORM 8-K



                            CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of Earliest Event Reported)        May 30, 1996
                                                 -------------------------------


                         COMPREHENSIVE CARE CORPORATION
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

                               State of Delaware
                 ----------------------------------------------
                 (State or Other Jurisdiction of Incorporation)


0-5751                                                                95-2594724
- ------                                                                ----------
(Commission File Number)                    (I.R.S. Employer Identification No.)


        1111 Bayside Drive, Suite 100, Corona del Mar, California 92625
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             (Address and Zip Code of Principal Executive Offices)


                                 (714) 222-2273
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              (Registrant's Telephone Number, Including Area Code)





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ITEM 5.  OTHER EVENTS

         On May 30, 1996, the Company sold its 100-bed freestanding facility in San Diego, California for $2.0 million. The Company received these proceeds on May 31, 1996. This facility was originally closed during fiscal 1990. The sale of this closed facility relieves the Company of the ongoing cash obligations for the carrying costs associated with this property.

         On May 30, 1996, exchange of the Company's Secured Conditional Exchangeable Note Purchase Agreement with Premier Strategic Growth Fund, formerly known as Dreyfus Strategic Growth, L.P., for $1.0 million was effectuated. As a result, on May 31, 1996, the Company issued 132,560 shares of the Company's common stock to Premier Strategic Growth Fund and paid $61,520.15 representing accrued interest to date. The Company will reflect this transaction on its financial statements as of May 31, 1996. The exchange of the Note will reduce the Company's future cash obligations under the terms of such Note.

         On June 3, 1996, the corporate headquarters of the Company moved to 1111 Bayside Drive, Suite 100, Corona del Mar, California 92625. The new phone number is (714) 222-2273 and the new facsimile number is (714) 719-9797. The Company's new corporate facility occupies approximately 6,890 square feet under a five-year lease. Such lease obligations range from $165,360 during the first year, increases to $201,000 for the last year of the lease and are subject to annual adjustment for CPI.





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                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             COMPREHENSIVE CARE CORPORATION


Dated: June 4, 1996                          By  /s/ KERRI RUPPERT
                                                 -------------------------------
                                                 (Officer's signature and title)

                                                                   Kerri Ruppert
                                                           Senior Vice President
                                                    and Chief Accounting Officer
                                                  (Principal Accounting Officer)





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